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                                                                      EXHIBIT 99

                        [ANALYTICAL SURVEYS LETTERHEAD]                 PRESS
                                                                       RELEASE
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CONTACTS:     Analytical Surveys, Inc.      Pfeiffer High Public Relations, Inc.
              Michael Renninger             Geoff High
              Chief Financial Officer       303/393-7044
              mrenninger@anlt.com           geoff@pfeifferhigh.com

                       ANALYTICAL SURVEYS AWARDED KEYSPAN
                 DATA CONVERSION AND FIELD VERIFICATION CONTRACT

INDIANAPOLIS, Indiana - September 9, 2002, KeySpan's Electric Business Unit, in conjunction with the Long Island Power Authority (LIPA), has selected Analytical Surveys, Inc. (ASI) (Nasdaq SmallCap: ANLT) for the creation of a geospatial database representing their entire electric distribution system serving the New York counties of Nassau, Suffolk, and a small section of Queens. Under this contract, ASI will convert LIPA's overhead, underground and transmission network to ESRI's ArcGIS and Miner & Miner's ArcFM to create a geographic information system (GIS). In addition, ASI will perform a complete field verification of LIPA's overhead distribution and transmission network.

"ASI will not only be creating a GIS, but will be verifying pole ownership and third party attachment data for all poles on Long Island," said Robert Schultz, KeySpan's Project Manager. "The goal is to convert crucial information to support multiple GIS applications and to verify and update the data currently maintained in our pole ownership database."

Don Fryhover, ASI's Senior Vice President, Business Development said, "We are very excited about the opportunity to work with KeySpan, ESRI and Miner & Miner. This team will work very closely to ensure the timely success of the project." When complete, KeySpan's GIS system will be available to more than 300 users at KeySpan and LIPA.

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LIPA's service territory covers 1,230 square miles with nearly 1.1 million customers. Under a Management Services Agreement, KeySpan's Electric Business Unit maintains LIPA's system and its more than 14,000 miles of electric lines, 535,000 support structures, 170,000 transformers, and 775 primary feeders in 175 substations. KeySpan also generates more than 6,000 megawatts of electric power in Long Island and New York City. In addition, KeySpan provides natural gas service to more than 2.5 million customers in the New York counties of Nassau, Suffolk, Brooklyn, Queens, Staten Island, and parts of New England.

A member of the S & P 500, KeySpan is the largest distributor of natural gas in the Northeast, with 2.5 million gas customers and more than 12,000 employees. KeySpan is also the largest investor-owned electric generator in New York State and operates Long Island's electric system serving 1.1 million customers. With headquarters in Brooklyn, Boston and Long Island, KeySpan also manages a dynamic portfolio of service companies. They include: KEYSPAN ENERGY DELIVERY, the group of regulated natural gas utilities; KEYSPAN HOME ENERGY SERVICES, an energy product, repair and service company for residential and small commercial customers; and KEYSPAN BUSINESS SOLUTIONS, a full-service energy product, repair and services company for business customers. KeySpan also has strategic investments in natural-gas exploration, production, pipeline transportation, distribution and storage, Canadian gas-processing and fiber-optic cable. For more information about KeySpan, visit their web site at: http://www.keyspanenergy.com
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Analytical Surveys Inc. (ASI) provides technology-enabled solutions and expert services for geospatial data management, including data capture and conversion, planning, implementation, distribution strategies and maintenance services. Through its affiliates, ASI has played a leading role in the geospatial industry for more than 40 years. The Company is dedicated to providing utilities and government with responsive, proactive solutions that maximize the value of the information and technology asset. In addition to corporate offices in Indianapolis, Indiana, ASI maintains several facilities across the United States and is listed on the Nasdaq under the symbol "ANLT." For more information, visit www.anlt.com.
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This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company's strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business--"risk factors" and elsewhere in the Company's Annual Report on Form 10-K.

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